Exhibit 23.3

26/F HKRI Centre One, HKRI Taikoo Hui,

288 Shimen Road (No. 1),

Shanghai 200041, P.R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

March 27, 2023

Lion Group Holding Ltd.

3 Phillip Street, #15-04

Royal Group Building

Singapore 048693

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Our Company—PRC Limitation on Conducting Our Current Business and Overseas Listing and Share Issuances”, “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate” and “Enforceability of Civil Liability under U.S. Securities Laws” in Lion Group Holding Ltd.’s Amendment No. 2 to Form F-3 Registration Statement under the Securities Act of 1933 (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

JunHe LLP